MORTGAGE LOAN WAREHOUSING AGREEMENT
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         THIS MORTGAGE LOAN WAREHOUSING AGREEMENT (the "Agreement") is made as of the _____ day of ___________, 1998, by and between WESTMARK MORTGAGE CORPORATION, a California corporation (the "Company") and FIRST UNION NATIONAL BANK, a national banking corporation (the "Lender").

                              STATEMENT OF PURPOSE
                              --------------------

         The Company has requested the Lender to extend to the Company a mortgage warehousing line of credit, and the Lender has agreed to do so on the terms and subject to the conditions set forth herein. All capitalized terms not otherwise defined herein are defined in Paragraph 10 hereof.

         Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT
                                    ---------

         1.       Credit Facility.

                  1(a) Lending Limit. Subject to the conditions set forth herein, the Lender agrees that it shall from time to time up to and including the Business Day immediately preceding the Maturity Date, advance loans (the "Loans" or a "Loan") to the Company in amounts not to exceed, in the aggregate at any one time outstanding (determined after giving effect to the other transactions contemplated by the Loan Request pursuant to which said Loan was requested), the lesser of:

                           (1)      The Credit Limit; and

                           (2)      The Collateral Value of the Borrowing Base.

                  1(b)     Interest Rate.  All Loans shall bear interest at the
Applicable Interest Rate.

                  1(c) Payment of Interest. The Company shall pay to the Lender interest on Loans outstanding hereunder from the date disbursed to but not including the date of payment. Interest on Loans shall be payable monthly, in arrears, as provided in Paragraph 2(d) below.

                  1(d) Inability to Determine Rate. If the Lender determines (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the Eurodollar Rate at any time, the Lender shall forthwith give facsimile notice of such determination, confirmed in writing, to the Company. If such notice is given:
(1) no Loan may be funded as a Eurodollar Loan and (2) any outstanding Eurodollar Loan shall be converted at such time to a Corporate Base Rate Loan. Until such notice has been


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withdrawn by the Lender, the Company shall not have the right to fund any Loan as a Eurodollar Loan or to continue a Eurodollar Loan as such. The Lender shall withdraw such notice in the event that the circumstances giving rise thereto no longer obtain and that adequate and reasonable means exist for ascertaining the Eurodollar Rate, and following withdrawal of such notice by the Lender, the Company shall have the right to fund any Loan as a Eurodollar Loan or to continue a Eurodollar Loan in accordance with the terms and conditions of this Agreement.

                  1(e) Illegality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Lender to make or maintain Eurodollar Loans as contemplated by this Agreement: (1) the commitment of the Lender hereunder to continue Eurodollar Loans shall forthwith be canceled and (2) all Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Corporate Base Rate Loans at such time.

                  1(f) Requirements of Law; Increased Costs. In the event that any change subsequent to the date hereof in any applicable law, order, regulation, treaty or directive issued by any central bank or other Governmental Authority, or in the governmental or judicial interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) by any central bank or other Governmental
Authority:

                           (1) subjects the Lender to any tax of any kind whatsoever with respect to this Agreement or any Loans made hereunder, or changes the basis of taxation of payments to the Lender of principal, fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Lender);

                           (2) imposes, modifies or holds applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender which are not otherwise included in the determination of the Applicable Interest Rate or any component thereof; or

                           (3) imposes on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining any Loan or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of the Lender or any Person controlling the Lender, then, in any such case, the Company shall promptly pay to the Lender, upon its written demand, any additional amounts necessary to compensate the Lender for such additional cost or reduced amounts receivable or rate of return as determined by the Lender with respect to this Agreement or Loans made hereunder. If the Lender becomes entitled to claim any additional amounts pursuant to this Paragraph 1(f), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by the Lender to the Company shall be conclusive in the absence of manifest error. The provisions hereof shall

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survive the termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder.

                  1(g) Funding. The Lender shall be entitled to fund all or any portion of the Loans in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Lender actually funds all Eurodollar Loans through the purchase in London of offshore dollar deposits in the amount of the relevant Eurodollar Loan in maturities of one month.

         2.       Miscellaneous Lending Provisions.

                  2(a) Use of Proceeds. The proceeds of all Loans shall be used by the Company solely for the purpose of originating and acquiring Mortgage Loans.

                  2(b) Request For Loans; Making of Loans. If the Company desires to borrow a Loan hereunder, the Company shall make a Loan Request to the Lender no later than 2:00 p.m. (Charlotte, North Carolina time) on the proposed funding date and shall specify that rate per annum (i.e. the Corporate Base Rate or the Eurodollar Rate) on which the Company elects to base the Applicable Interest Rate. The Lender shall make available the proposed Loan by crediting the amount thereof in immediately available same day funds to the Funding Account no later than 3:30 p.m. (Charlotte, North Carolina time) on such date.

                  2(c) Notes. The obligation of the Company to repay the Loans shall be evidenced by a note payable to the order of the Lender in the form attached hereto as Exhibit A (the "Note").

                  2(d) Interest and Fee Billing and Payment. The Lender shall, on or before the fifth Business Day of each month, deliver to the Company an interest and fee billing for the immediately preceding month, which billing shall set forth interest accrued and payable on Loans and fees payable hereunder for such month and which billing shall be payable no later than the second Business Day following receipt thereof by the Company.

                  2(e) Repayment of Principal. Subject to the prepayment requirements of Paragraph 2(j) below and the required application of proceeds from the sale or other disposition of Mortgage Loans as provided in the Security Agreement, the Company shall pay the principal amount of all Loans on the Maturity Date.

                  2(f)     Borrowing Base Conformity.

                           (1) The Company shall cause to be maintained with the Lender a Borrowing Base such that the Collateral Value of the Borrowing Base is not less than, at any date, the sum of the aggregate dollar amount of outstanding Loans.

                           (2) The Company shall prepay Loans to the Lender, upon telephonic or facsimile demand by the Lender, on any day in the amount by which the aggregate principal amount of outstanding Loans exceeds the Collateral Value of the Borrowing

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         Base, said prepayment to be made on the date on which demand is made by the Lender if made prior to 4:00 p.m. (Charlotte, North Carolina time) or, if made later than 4:00 p.m. (Charlotte, North Carolina time), before 9:00 a.m. (Charlotte, North Carolina time) on the next Business Day.

                           (3) If at such time as the Company shall be required to prepay Loans under this Paragraph 2(f) there shall not have occurred and be continuing an Event of Default or Potential Default hereunder, in lieu of prepaying the Loans as required, the Company may deliver to the Lender additional Eligible Mortgage Loans such that the Collateral Value of the Borrowing Base, after giving effect to the inclusion of such Eligible Mortgage Loans in the Borrowing Base, shall be in compliance with the requirements of subparagraphs (1) and (2) above.

                  2(g) Nature and Place of Payments. All payments made on account of the Obligations shall be made to the Lender and the Lender is hereby irrevocably authorized to debit the Settlement Account on account thereof. All payments made on account of the Obligations shall be made without setoff or counterclaim in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority and if received by the Lender by 4:00 p.m. (Charlotte, North Carolina time) such payment will be credited on the Business Day received. If a payment is received after 4:00 p.m. (Charlotte, North Carolina time) by the Lender, such payment will be credited on the next succeeding Business Day and interest thereon shall be payable at the then applicable rate until credited. If any payment required to be made by the Company hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

                  2(h) Post-Maturity Interest. Any Obligations not paid when due (whether at stated maturity, upon acceleration or otherwise) shall bear interest from the date due until paid in full at a per annum rate equal to four percent (4%) above the interest rate otherwise applicable thereto, or, if such Obligations do not otherwise bear interest, four percent (4%) above the Prime Rate.

                  2(i) Computations. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

                  2(j)     Prepayments.

                           (1) The Company may voluntarily prepay Loans hereunder in whole or in part at any time.

                           (2) Loans hereunder are subject to mandatory prepayment pursuant to Paragraph 2(f) above and, in addition, by application of proceeds of the sale or other disposition of Collateral as provided in the Security Agreement.


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

                           (3) The Company shall pay in connection with any prepayment hereunder all interest accrued but unpaid on Loans to which such prepayment is applied concurrently with payment to the Lender of any principal amounts.

                  2(k)     Allocation of Payments Received.

                           (1) Prior to the occurrence of an Event of Default and acceleration of all Loans outstanding hereunder or termination of the commitment of the Lender to advance Loans hereunder, all amounts received by the Lender shall be applied against the outstanding Obligations.

                           (2) Following the occurrence of an Event of Default and acceleration of all Loans outstanding hereunder or termination of the commitments of the Lender to advance Loans hereunder, all amounts received by the Lender on account of the Obligations shall be applied by the Lender as follows:

                           (i) First, to the payment of reasonable costs and
                  expenses incurred by the Lender in the enforcement of its rights under the Credit Documents, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses;

                           (ii) Second, to the Lender to be applied against the
                  Obligations until the Obligations shall have been paid in full; and

                           (iii) Third, to such Persons as may be legally
                  entitled thereto.

                  2(l)     Fees. The Company shall pay the following fees to the
                  Lender:

                           (1) A collateral handling fee of $50.00 with respect
to each Mortgage Loan (and related Required Documents) submitted to the Lender for inclusion in the Borrowing Base, such fee to be payable monthly in arrears on the applicable date specified in Paragraph 2(d) hereof.

         3.       Security Agreement; Guaranty; Additional Documents.

                  3(a) Security Agreement and Financing Statements. On or before the date hereof, the Company shall execute and deliver to the Lender: (1) a security agreement in the form of that attached hereto as Exhibit B (the "Security Agreement"), pursuant to which the Company shall pledge, assign and grant to the Lender a perfected, first priority security interest in and lien upon the Collateral, and (2) such UCC financing statements as the Lender may request.

                  3(b) Guaranty. On or before the date hereof, the Company shall cause to be executed and delivered to the Lender by the Guarantor a continuing guaranty substantially in the form of that attached hereto as Exhibit C (the "Guaranty").

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

                  3(c) Further Documents. The Company agrees to execute and deliver and to cause to be executed and delivered to the Lender from time to time such confirmatory and supplementary security agreements, financing statements and other documents, instruments and agreements as the Lender may reasonably request, which are in the Lender's judgment necessary or desirable to obtain for the Lender the benefit of the Credit Documents and the Collateral.

         4.       Conditions to Making of Loans.

                  4(a) First Loan. As conditions precedent to the Lender's obligation to make the first Loan hereunder:

                           (1) The Company shall have delivered to the Lender, in form and substance satisfactory to the Lender and its counsel, each of the following:

                           (i)  A duly executed copy of this Agreement;

                           (ii) A duly executed copy of each of the Security Agreement and the Guaranty;

                           (iii) A duly executed copy of the Note;

                           (iv) Duly executed copies of all financing statements
                  and other documents, instruments and agreements, properly executed, deemed necessary or appropriate by the Lender, in its reasonable discretion, to obtain for the Lender a perfected, first priority security interest in and lien upon the Collateral;

                           (v) Such credit applications, financial statements,
                  authorizations and such information concerning the Company and the Guarantor and their respective businesses, operations and conditions (financial and otherwise) as the Lender may reasonably request;

                           (vi) Certified copies of resolutions of the Board of
                  Directors of each of the Company and the Guarantor approving the execution and delivery of the Credit Documents to which the Company or the Guarantor, respectively, is a party, the performance of the Obligations thereunder and the consummation of the transactions contemplated thereby;

                           (vii) A certificate of the Secretary or an Assistant
                  Secretary of each of the Company and the Guarantor certifying the names and true signatures of the officers of the Company or the Guarantor authorized to execute and deliver the Credit Documents to which the Company or the Guarantor, respectively, is a party;

                           (viii) A copy of the Articles of Incorporation of
                  each of the Company and the Guarantor, certified by the respective Secretary or an Assistant Secretary

                                        6

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                  of the Company or the Guarantor, respectively, as of the date of this Agreement as being accurate and complete;

                           (ix) A copy of the Bylaws of each of the Company and
                  the Guarantor, certified by the respective Secretary or an Assistant Secretary of the Company or the Guarantor, respectively, as of the date of this Agreement as being accurate and complete;

                           (x) (A) A certificate of the Secretary of State of
                  the State of California, certifying as of a recent date that the Company is in good standing, (B) a certificate of the Secretary of State of the State of Florida, certifying as of a recent date that the Company is qualified as a foreign corporation in the State of Florida; (C) a certificate of the Secretary of State of the State of Delaware, certifying as of a recent date that the Guarantor is in good standing, and (D) a certificate of the Secretary of State of the State of Florida, certifying as of a recent date that the Company is qualified as a foreign corporation in the State of Florida;

                           (xi) An opinion of counsel for the Company and the
                  Guarantor substantially in the form of Exhibit D attached hereto and covering such other matters as the Lender may reasonably request;

                           (xii) Evidence satisfactory to the Lender that each
                  of the Funding Account and the Settlement Account has been opened;

                           (xiii) A schedule of the initial Approved Investors
                  duly approved by the Lender;

                           (xiv) A Covenant Compliance Certificate demonstrating
                  in detail satisfactory to the Lender compliance with the covenants set forth in Paragraphs 7(i), 7(j) and 7(k) below;

                           (xv) A copy of each Buy/Sell Agreement in effect as
                  of the date hereof;

                           (xvi) Such financial information as the Lender may
                  reasonably request with respect to any Approved Investor; and

                           (xvii) A duly completed Borrowing Base Schedule
                  certified by the Company.

                           (2) All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Credit Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in material compliance with all applicable laws.


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

                           (3) All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Credit Documents shall be satisfactory in form and substance to the Lender and its counsel.

                           (4) All fees required to be paid on or before the date hereof pursuant to Paragraph 2(l) above shall have been paid prior to (or will be paid concurrently with) the making of the first Loan hereunder.

                  4(b) Ongoing Loans. As conditions precedent to the Lender's obligation to make any Loan hereunder, including the first Loan, at and as of the date of advance thereof;

                           (1) There shall have been delivered to the Lender a Loan Request therefor;

                           (2) The representations and warranties of the Company contained in the Credit Documents shall be accurate and complete in all material respects as if made on and as of the date of such advance, conversion or continuance (unless such representation specifically relates to an earlier date, in which case such representation shall have been true and correct as of such earlier date);

                           (3) There shall not have occurred an Event of Default or Potential Default;

                           (4) Following the funding of the requested Loan, the aggregate principal amount of Loans outstanding will not exceed the lesser of: (i) the Credit Limit and (ii) the Collateral Value of the Borrowing Base;

                           (5) There shall not have occurred any material adverse change in the financial condition, assets, nature of assets, operations or prospects of the Company from that represented in this Agreement, the other Credit Documents, or the documents or information furnished to the Lender in connection herewith or therewith; and

                           (6) The Required Documents for the Mortgage Loan(s) contained in the Borrowing Base shall have been received by the Lender (except as otherwise provided in subparagraph (o) of the definition of "Eligible Mortgage Loan").

By making a Loan Request to the Lender hereunder, the Company shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(2) through (b)(6) above.

         5. Representations and Warranties of the Company.

         The Company represents and warrants to the Lender that:

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

                  5(a) Financial Condition. The financial statements dated the Statement Date, copies of which have been furnished to the Lender, are complete and correct to the best knowledge of the Company and have, to the best knowledge of the Company, been prepared to present fairly and consistently, in accordance with GAAP, the financial condition of the Guarantor and its consolidated Subsidiaries (including without limitation the Company) at such date and the results of its operations and cash flows for the fiscal period then ended.

                  5(b) No Change. As of the date hereof, to the best knowledge of the Company, there has been no material adverse change in the business, operations, assets or financial or other condition of the Company or the Guarantor from that shown on the financial statements dated as of the Statement Date referred to in Paragraph 5(a) above.

                  5(c) Corporate Existence; Compliance with Law. The Company:
(1) is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and is qualified to do business in Florida and in each other jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Company or its property or business or on the ability of the Company to pay or perform the Obligations, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance with all Requirements of Law and Contractual Obligation, the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company or on the Collateral or the Collateral Value of the Borrowing Base.

                  5(d) Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power and authority and the legal right to execute, deliver and perform the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents. The Credit Documents have been duly executed and delivered on behalf of the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

                  5(e) No Legal Bar. The execution, delivery and performance of the Credit Documents, the borrowing hereunder and the use of the proceeds thereof, will not violate any Requirements of Law or any Contractual Obligations of the Company the violation of which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company or on the Collateral or the Collateral Value of the Borrowing Base or create or result in the creation of any Lien (except the Lien created by the Security Agreement) on any assets of the Company.

                  5(f) No Material Litigation. Except as disclosed on Exhibit E hereto, no litigation, investigation or proceeding of or before any court, arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or against any of its properties or revenues which is likely to be adversely determined

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

and which, if adversely determined, is likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company or on the Collateral or the Collateral Value of the Borrowing Base.

                  5(g) Taxes. All tax returns that are required to be filed by or on behalf of the Company have been filed and all taxes shown to be due and payable on said returns or on any assessments made against the Company or any of its property have been paid (other than taxes which are being contested in good faith by appropriate proceedings and as to which the Company has established adequate reserves in conformity with GAAP).

                  5(h) Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5(i) Federal Reserve Board Regulations. The Company is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Loan issued hereunder will be used, directly or indirectly, for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

                  5(j) ERISA. The Company and each of its ERISA Affiliates are in compliance in all material respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by the Company or any of its ERISA Affiliates which is likely to result in the termination of such Plan for purposes of Title IV of ERISA.

                  5(k) Assets. The Company has good and marketable title to all property and assets reflected in the financial statements referred to in Paragraph 5(a) above (as such financial statements may be supplanted by those financial statements delivered from time to time pursuant to Paragraph 6(a)), except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof. The Company has no outstanding Liens on any of its properties or assets and there are no security agreements to which the Company is a party, nor any title retention agreements, whether in the form of leases or otherwise, of any personal property except as permitted under Paragraph 7(a) below.

                  5(l) Securities Acts. The Company has not issued any unregistered securities in violation of the registration requirements of Paragraph 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Note.

                  5(m) Consents, etc. No consent, approval, authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of the Company in connection with the execution and delivery of the Credit Documents (other than filings to create, perfect or continue the perfection of the security interests granted by it and routine corporate filings to maintain good standing) or the performance of or compliance with the terms, provisions and conditions hereof or thereof.

                  5(n) Ownership and Subsidiaries. Schedule II attached hereto and incorporated herein by reference lists all of the shareholders of the Company as of the effective date of this Agreement. As of the effective date of this Agreement, the Company has no Subsidiaries.

         6. Affirmative Covenants. The Company hereby covenants and agrees with the Lender that, as long as any Obligations remain unpaid or the Lender has any obligation to make Loans hereunder, the Company shall:

                  6(a)     Financial Statements.  Furnish or cause to be
furnished to the Lender:

                           (1) Within one hundred twenty (120) days after the last day of each fiscal year of the Guarantor, consolidated and consolidating statements of income and cash flows for such year and consolidated and consolidating balance sheets as of the end of such year of the Guarantor and its consolidated Subsidiaries (including, without limitation, the Company), presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants acceptable to the Lender and including therewith a copy of any management letter from such certified public accountants;

                           (2) Within forty-five (45) days after the last day of each calendar month, consolidated and consolidating statements of income for such month and consolidated and consolidating balance sheets as of the end of such month of the Guarantor and its consolidated Subsidiaries (including, without limitation, the Company), accompanied in each case by a Covenant Compliance Certificate executed by the Chief Executive Officer of the Guarantor, stating that such financial statements are prepared fairly and consistently in accordance with GAAP and demonstrating in detail satisfactory to the Lender compliance with the financial covenants set forth in Paragraphs 7(i), 7(j) and 7(k) below as of and at the end of such month.

                  6(b)     Certificates; Reports; Other Information. Furnish or
cause to be furnished to the Lender:

                           (1) Promptly, such additional financial and other information, including, without limitation, financial statements of the Company or the Guarantor or any Approved Investor, and information regarding the Collateral, as the Lender may from time to time reasonably request;

                           (2) Promptly, copies of any and all forms, reports, supplements or other documents of any kind, if any, filed by the Company or the Guarantor with the Securities and Exchange Commission or with any state securities commission.

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

                           (3) Upon request by Lender, the Additional Required Documents with respect to any Mortgage Loan.

                           (4) Upon request by Lender, copies of any Buy/Sell Agreements to which the Company is a party.

                           (5) Within seven (7) Business Days following any proposed material change, a copy of any proposed material change to any of the High LTV Investor Guidelines (which change shall be subject to Lender's approval in its sole discretion).

                  6(c) Payment of Indebtedness. Pay or otherwise satisfy at or before maturity or before it becomes delinquent or accelerated, as the case may be, all its Indebtedness (including taxes), except Indebtedness being contested in good faith by appropriate proceedings and for which provision is made to the satisfaction of the Lender for the payment thereof in the event the Company is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Company.

                  6(d) Maintenance of Existence and Properties. Maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business, and comply with all Contractual Obligations and Requirements of Law (including, without limitation, any Requirements of Law under or in connection with ERISA), except where the failure to so comply is not likely to have a material adverse effect on the business, operations, assets or financial or other condition of the Company or on the Collateral or the Collateral Value of the Borrowing Base.

                  6(e)     Inspection of Property; Books and Records; Audits.

                           (1) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

                           (2) Permit: (i) representatives of the Lender to (A) visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Lender (but, prior to the occurrence of an Event of Default, only upon not less than two Business Days' prior notice), and (B) discuss the business, operations, properties and financial and other condition of the Company with officers and employees of the Company, and with its independent certified public accountants, and (ii) representatives of the Lender to conduct periodic operational audits of the Company's business and operations.

                  6(f)     Notices.  Promptly give written notice to the Lender
of:

                           (1) The occurrence of any Potential Default or Event of Default known to responsible management personnel of the Company and the proposed method of cure thereof;

                           (2) Any litigation or proceeding affecting the Company, the Guarantor or the Collateral which could have a material adverse effect on the Collateral, the Collateral Value of the Borrowing Base or the business, operations, property, or financial or other condition of the Company or the Guarantor;

                           (3) A material adverse change known to responsible management personnel of the Company in the business, operations, property or financial or other condition of the Company or the Guarantor;

                           (4) Any changes in the following senior management positions of the Company: President, Chief Financial Officer or Operations Manager;

                           (5) Any acquisition, purchase, redemption, retirement, transfer or issuance of any shares of the Company's capital stock (including without limitation any options or warrants relating thereto); and

                           (6) Any prepayment of any Mortgage Loan included in the Collateral value of the Borrowing Base in an amount greater than ten percent (10%) of the original principal balance of said Mortgage Loan (either by itself or in aggregate with other previous prepayments of said Mortgage Loan).

                           6(g) Expenses. Pay all reasonable out-of-pocket costs
and expenses (including fees and disbursements of legal counsel) of the Lender:
(1) incident to the preparation, negotiation and administration of the Credit Documents, including with respect to or in connection with any waiver or amendment thereof or thereto (provided that the Company's responsibility to pay fees and disbursements of the Lender's counsel in connection with the initial preparation, negotiation, and execution of the Credit Documents shall be limited to $5000 in fees, plus reasonable expenses), (2) associated with any periodic audits conducted pursuant to Paragraph 6(e)(2)(ii) above, and (3) incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidations, reorganization, moratorium or other similar proceedings involving the Company or a "workout" of the Obligations. The obligations of the Company under this Paragraph 6(g) shall be effective and enforceable whether or not any Loan is advanced by the Lender hereunder and shall survive payment of all other Obligations.

                           6(h) Credit Documents. Comply with and observe all
terms and conditions of the Credit Documents.

                  6(i) Insurance. Obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, surety bonds, and furnish the Lender on request full information as to all such insurance.

                  6(j) Wet Funding Mortgage Loan Transmittal Form. Furnish or cause to be furnished to the Lender, with each Eligible Mortgage Loan shipped or delivered which is of the type described in the proviso contained in subsection (o) of the definition of Eligible Mortgage Loan, a Wet Funding Mortgage Loan Transmittal Form substantially in the form attached as Exhibit J hereto.

         7. Negative Covenants. The Company hereby agrees that, as long as any Obligations remain unpaid or the Lender has any obligation to make Loans hereunder, the Company shall not at any time, directly or indirectly:

                  7(a) Liens. Create, incur, assume or suffer to exist, any Lien upon the Collateral except as contemplated by the Security Agreement, or create, incur, assume or suffer to exist any Lien upon any of its other property and assets (including servicing rights) except:

                           (1) Liens for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided the Company shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                           (2) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the Company's business;

                           (3) Purchase money security interests for property (except Mortgage Loans) hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired; provided, however, that no such security interest or agreement shall affect any servicing rights or extend to any property other than the property acquired; and

                           (4) Liens securing Permitted Secured Debt.

                  7(b) Indebtedness. Create, incur, assume or suffer to exist, or otherwise become or be liable in respect of any Indebtedness except:

                           (1)      The Obligations;

                           (2) Indebtedness reflected in the financial statements referred to in Paragraph 5(a) above;

                           (3) Trade debt incurred in the ordinary course of business, paid as the same may become due and payable according to the terms thereof or which is being contested in good faith, provided provision is made to the satisfaction of the Lender for the eventual payment thereof in the event it is found that such contested trade debt is payable by the Company;

                           (4) Indebtedness secured by Liens permitted under
Paragraph 7(a) above; and

                           (5)      Permitted Unsecured Debt.

                  7(c) Consolidation and Merger; Change of Business. (i) Liquidate or dissolve, or (ii) enter into any consolidation, merger, partnership, joint venture, syndicate or other combination, or (iii) make any change in the nature of its business as a mortgage banker as presently conducted (except, in the case of activities covered under (ii) or (iii) above, with the prior consent of the Lender, which consent shall not be unreasonably withheld).

                  7(d) Acquisitions. Without the prior consent of the Lender (which consent shall not be unreasonably withheld), purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any Person, other than in the normal course of business as currently conducted (it being expressly agreed and understood that the acquisition of non-recourse servicing is a normal course of business activity and that the acquisition of recourse servicing is not a normal course of business activity).

                  7(e) Transfer of Stock. Permit the acquisition, purchase, redemption, retirement, transfer or issuance of any shares of its capital stock now or hereafter outstanding (or any warrants or options relating thereto) if as a result thereof the Guarantor would be the owner of less than one hundred percent (100%) of the shares of the capital stock outstanding at such time (including without limitation any options or warrants relating thereto).

                  7(f) Subsidiaries. Organize any Subsidiary without prior written notice to the Lender.

                  7(g) Investments; Advances; Guaranties. Without the prior consent of the Lender (which consent shall not be unreasonably withheld), make or commit to make any advance, loan or extension of credit (other than (i) advances of salary or earned commissions to officers or employees of the Company, (ii) Mortgage Loans made or purchased in the ordinary course of the Company's business, and (iii) advances, loans or extensions of credit to officers, directors, shareholders or employees) to, or make or commit to make any capital contribution to, or purchase any stocks, bonds, notes, debentures or other securities (other than Cash and Cash Equivalents) of, or make any other investment (other than the maintenance of operating bank accounts in the ordinary course of the Company's business) in, or guaranty the indebtedness or other obligations of, any Person, which such advances, loans, extensions of credit, capital contributions, purchases, investments, or guaranties exceed $100,000 in the aggregate.

                  7(h) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business as currently conducted and at fair market value (it being expressly agreed and understood that the sale or other disposition of Mortgage-Backed Securities and Mortgage Loans with or without servicing released and of mortgage servicing rights is in the ordinary course of business).

                  7(i) Leverage Ratio. Permit the ratio at any date of Total Liabilities to Adjusted Tangible Net Worth to be more than (i) during the period from March 31, 1998 through and including September 29, 1998, 40.0:1.0, and (ii) at all times thereafter, 15.0:1.0.

                  7(j) Minimum Book Net Worth. Permit Book Net Worth to be less than (i) during the period from March 31, 1998 through and including September 29, 1998, $500,000, and (ii) at all times thereafter, $1,000,000.

                  7(k) Current Ratio. Permit the ratio at any date of total current assets of the Guarantor and its consolidated Subsidiaries (including without limitation the Company) to total current liabilities of the Guarantor and its consolidated Subsidiaries (including without limitation the Company), each as determined in accordance with GAAP, to be less than (i) during the period from March 31, 1998 through and including September 29, 1998, 0.70:1.0, and (ii) at all times thereafter, 0.85:1.0.

                  7(l) Dividends. During any fiscal year, declare and pay any dividends, or return any capital, to its shareholders or authorize or make any other distribution, payment or delivery of property or cash to its shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any option or warrants issued by it for or with respect to its capital stock), or set aside any funds for any of the foregoing purposes, in an aggregate amount in excess of fifty percent (50%) of the income of the Company available to shareholders for such fiscal year as determined in accordance with GAAP.

                  7(m) Change of Control. Permit to occur a material change in the composition of the directors or the officers of the Company as constituted on the date hereof unless such director or officer is replaced by a person or persons reasonably acceptable to the Lender.

         8. Events of Default. Upon the occurrence of any of the following events (an "Event of Default"):

                  8(a)The Company shall fail to pay principal or interest on any Loan or any fee payable pursuant to Paragraph 2(l) above, or any amount payable pursuant to Paragraph 2(f) or 2(j) above, when due; or

                  8(b) Any representation or warranty made or deemed made by the Company or the Guarantor in any Credit Document or in connection with any Credit Document shall be inaccurate or incomplete in any respect on or as of the date made or deemed made; or

                  8(c) The Company shall fail to maintain its corporate existence or shall default in the observance or performance of any covenant or agreement contained in Paragraph 7 above or in the Security Agreement; or

                  8(d) The Company shall fail to observe or perform any other term or provision contained in the Credit Documents and such failure shall continue for thirty (30) days; or

                  8(e) The Company shall default in any payment of principal of or interest on any Indebtedness in the aggregate principal amount of $100,000 or more (and without regard for the dollar amount of the defaulted payment), or any other event shall occur, the effect of which is to permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity; or

                  8(f) (1) The Company or the Guarantor shall commence any case, proceeding or other action (i) relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Company or the Guarantor, or seeking to adjudicate the Company or the Guarantor a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or the Guarantor or the debts of either of them, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or for all or any substantial part of the Company's assets, or the Company or the Guarantor shall make a general assignment for the benefit of its, his or their creditors; or (2) there shall be commenced against the Company or the Guarantor any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (3) there shall be commenced against the Company or the Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of the assets of any of them which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or (4) the Company or the Guarantor shall take any action in furtherance of, or indicating its, his or their consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clauses (1), (2) or (3) above; or (5) the Company or the Guarantor shall generally not, or shall be unable to, or shall admit in writing its, his or their inability to pay its, his or their debts as they become due; or

                  8(g) (1) The Company or any of its ERISA Affiliates shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (2) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (5) any withdrawal liability to a Multiemployer Plan shall be incurred by the Company or any of its ERISA Affiliates or (6) any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, is likely to subject the Company or any of its respective ERISA Affiliates to any tax, penalty or other liabilities, which in the aggregate are material in relation to the business, operations, property or financial or other condition of the Company or any of its ERISA Affiliates; or

                  8(h) One or more judgments or decrees in an aggregate amount in excess of $100,000 shall be entered against the Company after the date hereof and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or

                  8(i) The Guarantor shall fail to observe or perform any term or provision of the Guaranty or shall attempt to rescind or revoke the Guaranty, with respect to future transactions or otherwise;

                                      THEN:

                           (1)      Automatically upon the occurrence of an
Event of Default under Paragraph 8(f) above; and

                           (2)      In all other cases, at the option of the
Lender,

the Lender's obligation to make Loans hereunder shall terminate and the principal balance of outstanding Loans and interest accrued but unpaid thereon shall become immediately due and payable, without demand upon or presentment to the Company, which are expressly waived by the Company.

                  Notwithstanding anything to the contrary contained in this Paragraph 8, the parties hereto acknowledge that it is their intention that the violation or breach of any covenants made in respect of any Mortgage Loan regarding the qualification of such Mortgage Loan as an "Eligible Mortgage Loan" under this Agreement shall not constitute an Event of Default provided that the Company is in compliance with the provisions of Paragraph 2(f) hereof.

         9.       Miscellaneous Provisions.

                  9(a) Assignment. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Lender. The Lender shall not assign its rights and obligations under this Agreement to any other party not a party to this Agreement as of the date hereof; provided, however, that the Lender may at any time pledge or assign all or any portion of the Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of the Lender, its successors and assigns, and shall be binding upon the Company, its successors and assigns.

                  9(b) Amendment. Neither this Agreement nor any of the other Credit Documents may be amended or terms or provisions hereof or thereof waived unless such amendment or waiver is in writing and signed by the Lender and the Company. It is expressly agreed and understood that the failure by the Lender to elect to accelerate amounts outstanding hereunder or to terminate the obligation of the Lender to make Loans hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement.

                  9(c) Cumulative Rights; No Waiver. The rights, powers and remedies of the Lender under the Credit Documents are cumulative and in addition to all rights, powers and remedies provided under any and all agreements among the Company and the Lender relating hereto, at law, in equity or otherwise. Any delay or failure by the Lender to exercise any right, power or remedy shall not constitute a waiver thereof by the Lender, and no single or partial exercise by the Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

                  9(d) Entire Agreement. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

                  9(e) Survival. All representations, warranties, covenants and agreements on the part of the Company and the Guarantor contained in the Credit Documents shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

                  9(f) Notices. All notices given by any party to the others under the Credit Documents shall be in writing unless otherwise provided for herein, delivered personally or by depositing the same in the United States mail, registered, with postage prepaid, addressed to the party at the address set forth on Schedule I attached hereto. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received or, if mailed, on the third Business Day following the date mailed.

                  9(g) Governing Law/Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. TO THE EXTENT PERMITTED BY LAW, THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE CREDIT DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT DOCUMENTS.

                  9(h) Sub-Participation by Lender. The Lender may at any time sell to one or more financial institutions (each of such financial institutions being herein called a "Participant") participating interests in any of the Obligations held by the Lender and its commitments hereunder; provided, however, that: (1) no participation contemplated by this Paragraph 9(h) shall relieve the Lender from its obligations hereunder or under any other Credit Document; (2) the Lender shall remain solely responsible for the performance of such obligations; and (3) the Company shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under the Credit Documents.

                  9(i) Counterparts. This Agreement and the other Credit Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

                  9(j) Exculpatory Provisions. Neither the Lender nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or Affiliates shall be liable to the Company for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents or with respect to the Collateral (except for its or such Person's own gross negligence or willful misconduct).

                  9(k) Indemnification. The Company agrees to indemnify, defend and hold harmless the Lender from and against any and all claims, obligations, penalties, actions, suits, judgments, costs, disbursements, losses, liabilities and damages (including, without limitation, attorneys' fees) of any kind whatsoever which may at any time be imposed on, assessed against or incurred by the Lender in any way (1) relating to or arising out of the Credit Documents or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Lender in connection with the foregoing; provided, the Company shall not be liable for any portion of any such claims, obligations, etc., arising out of or resulting from the gross negligence or willful misconduct of the Lender. The indemnification obligations of the Company under this Paragraph 9(k) shall survive termination of this Agreement and payment in full of the Obligations.

                  9(l) Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Note or any other Credit Document ("Disputes"), between or among parties to the Note or any other Credit Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaim, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any hedging arrangement that is a Credit Document.

                  9(m) Confidentiality. The Lender and its directors, officers, employees and affiliates shall use good faith efforts not to make public disclosure of any information related to the Company and designated by the Company or its affiliates in writing as confidential, including financial terms and financial and organizational information contained in the Credit

Documents or in any other documents, statements, certificates, materials or information furnished by the Company or its affiliates in connection with the Credit Documents; provided, that the foregoing shall not be construed to, now or in the future, apply to any information reflected in any recorded document, information obtained from sources other than the Company or its affiliates or otherwise in the public domain nor shall it be construed to prevent the Lender from (i) making any disclosure of any information (A) if required to do so by any applicable law or regulation or accepted banking practice, (B) to any governmental agency or regulatory body having or claiming authority to regulate or oversee any aspect of the Lender's business or any of its subsidiaries or affiliates in connection with the exercise of such authority or claimed authority, (C) pursuant to subpoena, (D) to the extent the Lender or its counsel deems necessary or appropriate to do so to effect or preserve its security for the transaction contemplated by the Credit Documents or to enforce any remedy provided for in the Credit Documents otherwise available by law, (ii) making such disclosures as the Lender reasonably deems necessary or appropriate to any bank or financial institution, and/or counsel thereto, which bank or financial institution has been approved by the Company as a prospective lender under the transaction contemplated by the Credit Documents or to which the Lender in good faith desires to sell an interest in the extensions of credit made thereunder, or (iii) making, on a confidential basis, such disclosures as the Lender deems necessary or appropriate to the Lender's legal counsel (in-house or outside) or accountants (including outside auditors).

         10. Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:

         "Additional Required Documents" shall mean for any Mortgage Loan those items described on Exhibit F attached hereto.

         "Adjusted Tangible Net Worth" shall mean, as to the Guarantor and its consolidated Subsidiaries, at any date:

                  (a) Book Net Worth, minus

                  (b) The sum of (1) all assets which would be classified as intangible assets under GAAP, including, without limitation, purchased and capitalized value of servicing rights, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and product development costs) plus (2) all receivables from directors, officers and shareholders of the Guarantor or any of its consolidated Subsidiaries (including, without limitation, receivables arising from or related to loans made by the Guarantor or any of its consolidated Subsidiaries to such directors, officers or shareholders).

         "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein means the power to direct the management and policies of such Person.

         "Agreement" shall mean this Agreement, as the same may be amended, extended or replaced from time to time.

         "Applicable Eurodollar Rate" shall mean, with respect to any Eurodollar Loan, the rate per annum (rounded upward, if necessary, to the next higher 1/32 of one percent (.03125%)) calculated in accordance with the following formula:

                                              ER    + 1.125
                                             -----
         Applicable Eurodollar Rate  =       1-ERP

where

         ER       =        Eurodollar Rate
         ERP      =        Eurodollar Reserve Percentage

         "Applicable Interest Rate" shall mean, at any time, at the Company's sole option, either (i) the Corporate Base Rate at such time plus one and one-quarter percent (1.25%) per annum, or (ii) the Applicable Eurodollar Rate at such time.

         "Approved Investor" shall mean any Person pre-approved in writing (which pre-approval may be limited in dollar amounts by type and otherwise) by the Lender (including those shown on Schedule III) and which approval has not been revoked by the Lender in its sole discretion (such revocation to be effective on the tenth Business Day following notice thereof given to the Company in writing).

         "Book Net Worth" shall mean the excess of total assets of the Guarantor and its consolidated Subsidiaries over Total Liabilities of the Guarantor and its consolidated Subsidiaries, each determined in accordance with GAAP.

         "Borrowing Base" shall mean at any date all Eligible Mortgage Loans delivered to and held by the Lender or otherwise identified as Collateral under the Security Agreement as collateral security for the Obligations.

         "Borrowing Base Schedule" shall mean a schedule prepared by the Lender and certified to by the Company in the form of that attached hereto as Exhibit L.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Florida or Charlotte, North Carolina are authorized or obligated to close their regular banking business.

         "Buy/Sell Agreement" shall mean a bona fide current and unexpired agreement between the Company and an Approved Investor under which said Approved Investor agrees, prior to the expiration thereof, to purchase certain types of Mortgage Loans or related Mortgage-Backed Securities at a Take-Out Price, which Buy/Sell Agreement shall be in form and content reasonably satisfactory to the Lender.

         "Capitalized Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Cash and Cash Equivalents" as to any Person shall mean those liquid assets, including without limitation securities and other investments, which are classified as "cash and cash equivalents" on a balance sheet of such Person under GAAP.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall have the meaning given such term in the Security Agreement.

         "Collateral Value of the Borrowing Base" shall mean at any date the sum of the Unit Collateral Values of all Eligible Mortgage Loans included in the Borrowing Base at such date (including Eligible Mortgage Loans shipped into pools supporting Warehouse Related MBSs pending sale of such Warehouse Related MBSs and delivery of the sale proceeds thereof to the Settlement Account).

         "Commonly Controlled Entity" of a Person shall mean a Person, whether or not incorporated, which is under common control with such Person within the meaning of Section 414(c) of the Internal Revenue Code.

         "Company" shall have the meaning given such term in the introductory paragraph hereof.

         "Contact Office" shall mean the office of the Lender at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288.

         "Contractual Obligation" as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Corporate Base Rate" shall mean for any day a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System averaged by Federal funds brokers for such day as reported by the Federal Reserve Bank of New York, or if no longer so reported then as published in Statistical Release
H.15 of the Federal Reserve System, or if such rate is not so published for any day, the average of the quotations for such day of such transactions received by the Lender from three (3) Federal funds brokers of recognized standing selected by the Lender.

         "Corporate Base Rate Loans" shall mean Loans at such time as they are bearing interest at an interest rate based on the Corporate Base Rate.

         "Covenant Compliance Certificate" shall mean a certificate in the form of Exhibit G attached hereto.

         "Credit Documents" shall mean this Agreement, the Security Agreement, the Guaranty, the Note and each other document, instrument and agreement executed by the Company or the Guarantor in connection herewith, as any of the same may be amended, extended or replaced from time to time.

         "Credit Limit" shall mean $20,000,000.00.

         "Eligible High-LTV Mortgage Loan" shall have the meaning set forth in subparagraph (m) of the definition of "Eligible Mortgage Loan."

         "Eligible Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following statements shall be accurate and complete (and the Company by confirming the inclusion of such Mortgage Loan in any computation of the Collateral Value of the Borrowing Base shall be deemed to so represent and warrant to the Lender at and as of the date of such computation):

                  (a) Said Mortgage Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its terms.

                  (b) Said Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of the Company and all information set forth therein is true and correct.

                  (c) Said Mortgage Loan is free of any default of any party thereto (including the Company), other than as expressly permitted pursuant to subparagraph (d) below, counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, whether by operation of law or otherwise.

                  (d) No payment under said Mortgage Loan is more than thirty
(30) days past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage).

                  (e) Said Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein.

                  (f) Said Mortgage Loan is in all respects as required by and in accordance with all applicable laws and regulations governing the same, including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in-Lending Act, and the federal Equal Credit Opportunity Act, and the regulations promulgated thereunder and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with said Mortgage Loan have been given and performed as required.

                  (g) All advance payments and other deposits on said Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by the Company to the Obligor.

                  (h) At all times said Mortgage Loan will be free and clear of all Liens, except in favor of the Lender.

                  (i) The Property covered by said Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of said Mortgage Loan with the Company named as a loss payee thereon.

                  (j) The Property covered by said Mortgage Loan is free and clear of all Liens except of the Company subject only to (1) the Lien of current real property taxes and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not materially adversely affect the appraised value of the Property as set forth in such appraisal; (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage Loan or the use, enjoyment, value or marketability of the related Property; (4) Liens subordinate in priority to the Lien in favor of the Company; and (5) in the case of a second mortgage loan, Liens of other mortgage lenders which may be prior to the Lien in favor of the Company and shall be reflected on the lender's title insurance policy delivered to the originator of the Mortgage Loan.

                  (k) If said Mortgage Loan has been withdrawn from the possession of the Lender and:

                           (1) If said Mortgage Loan was withdrawn by the Company for purposes of correcting clerical or other nonsubstantive documentation problems pursuant to a trust receipt, as permitted under Paragraph 6 of the Security Agreement, the Unit Collateral Value of said Mortgage Loan when added to the Unit Collateral Values of other Mortgage Loans included in the calculation of the Collateral Value of the Borrowing Base, the promissory notes for which have been similarly withdrawn by the Company does not exceed $250,000, and the promissory note and other documents relating to said Mortgage Loan are returned to the Lender within ten (10) calendar days from the date of withdrawal;

                           (2) If said Mortgage Loan was shipped by the Lender directly to a permanent investor for purchase, the full purchase price therefor has been received by the Lender (or said Mortgage Loan has been returned to the Lender) within thirty (30) days from the date of shipment by the Lender; and

                           (3) If said Mortgage Loan was shipped by the Lender directly to a custodian for purposes of formation of a pool supporting a Mortgage-Backed Security, the Mortgage-Backed Security is issued, sold and the purchase price therefor has been received by the Lender (or said Mortgage Loan has been returned to the Lender) within thirty
         (30) days from the date of shipment by the Lender.

                  (l) The original principal balance of said Mortgage Loan did not exceed $350,000; provided, however, that the original principal balance or original maximum principal amount, as applicable, of said Mortgage Loan may exceed $350,000 so long as (i) such Mortgage Loan is covered by a loan-specific Take-Out Commitment from an Approved Investor, (ii) the original principal balance or original maximum principal amount, as applicable, of said Mortgage Loan did not exceed $600,000, and (iii) the Unit Collateral Value of said Mortgage Loan when added to the Unit Collateral Values of all other Mortgage Loans included in the Borrowing Base with an original principal balance in excess of $350,000 does not exceed ten percent (10%) of the Credit Limit.

                  (m) Said Mortgage Loan has an aggregate loan-to-value ratio of equal to or less than one hundred percent (100%); provided, however, that a Mortgage Loan which has an aggregate loan-to-value ratio of greater than one hundred percent (100%) may be included in the Borrowing Base so long as (i) said Mortgage Loan has an aggregate loan-to-value ratio of equal to or less than one hundred twenty-five percent (125%); (ii) said Mortgage Loan strictly complies to the High-LTV Investor Guidelines; (iii) said Mortgage Loan possesses, in the sole judgment of the Lender, the standard underwriting characteristics of the standard secondary market for "high-LTV" Mortgage Loans; and (iv) the Unit Collateral Value of said Mortgage Loan when added to the Unit Collateral Values of all other Mortgage Loans included in the Borrowing Base of the type described in this proviso does not exceed $1,000,000 (Eligible Mortgage Loans meeting all of the requirements of this proviso shall be referred to in this Agreement as "Eligible High-LTV Mortgage Loans").

                  (n) The improvements on the Property consist of a completed one-to-four unit single family residence, including but not limited to a condominium, planned unit development or townhouse but excluding in any event a co-op.

                  (o) There has been delivered to the Lender the Required Documents for said Mortgage Loan; provided, however, that the Required Documents for said Mortgage Loan may be delivered to the Lender within seven (7) Business Days of the inclusion of said Mortgage Loan in the Borrowing Base so long as the Unit Collateral Value of said Mortgage Loan for which the Required Documents are delivered within seven (7) Business Days after its inclusion in the Borrowing Base, when added to the Unit Collateral Value of all other such Mortgage Loans for which the Required Documents are delivered within seven (7) Business Days after such Mortgage Loans are included in the Borrowing Base, does not exceed twenty-five percent (25%) of the Credit Limit.

                  (p) Said Mortgage Loan is not subject to any servicing arrangement with any Person other than the Company nor are any servicing rights relating to said Mortgage Loan subject to any Lien, claim, interest or negative pledge in favor of any Person other than as permitted hereunder.

                  (q) More than one hundred twenty (120) days have not elapsed since said Mortgage Loan was included in the Borrowing Base (provided, however, that with respect to an Eligible High-LTV Mortgage Loan, more than forty-five
(45) days shall not have elapsed since said Mortgage Loan was included in the Borrowing Base).

                  (r)      INTENTIONALLY OMITTED.

                  (s) The Company obtained an appraisal in connection with the origination of said Mortgage Loan that would satisfy all appraisal requirements for said Mortgage Loan if such appraisal had been originated by a federally insured depositary institution.

                  (t)      INTENTIONALLY OMITTED.

                  (u)      INTENTIONALLY OMITTED.

                  (v) Said Mortgage Loan is secured by a first or second priority mortgage or deed of trust on the Property covered thereby.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended.

         "ERISA Affiliate" shall mean, with respect to any Person, any trade or business (whether or not incorporated) that is a member of the group of which such Person is a member and which is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder in effect from time to time.

         "Eurodollar Business Day" shall mean a Business Day upon which commercial banks in London, England are open for domestic and international business.

         "Eurodollar Loans" shall mean Loans hereunder at such time as they are bearing interest at the Applicable Eurodollar Rate.

         "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan, the arithmetic average of the rates at which deposits in immediately available U.S. dollars in an amount equal to the aggregate amount of Eurodollar Loans proposed to be subject to such rates having a maturity approximately equal to one month are offered to or by reference banks in the London interbank market, as determined by the Lender in accordance with its standard practices and calculated by Lender on each Eurodollar Business Day during the term of this Agreement, it being understood that the Eurodollar Rate may change from week to week based on the Lender's weekly determination of the Eurodollar Rate as provided above, said changes to be effective as of the date of determination of the Eurodollar Rate by Lender.

         "Eurodollar Reserve Percentage" shall mean for any day, that percentage expressed as a decimal, which is in effect on such day, as specified by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum aggregate reserve requirement (including all basis, supplemental, marginal and other reserves) which is imposed on eurocurrency liabilities.

         "Event of Default" shall have the meaning set forth in Paragraph 8 above.

         "Fair Market Value" shall mean, with respect to any Mortgage Loan, the market bid price obtainable for such Mortgage Loan, as determined on a reasonable basis by the Lender (based upon whole loan prices currently available to the Company) at such time as it shall elect, including without limitation after receipt of a notice from the Company pursuant to Paragraph 6(f)(6) above.

         "Funding Account" shall mean Account No. ________________ maintained in the Company's name alone with the Lender at the Contact Office.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority" shall mean any nation or governments any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty" shall have the meaning given such term in Paragraph 3(b) above, as such instrument may be amended, extended or replaced from time to time.

         "Guarantor" shall mean Westmark Group Holdings, Inc., a Delaware corporation.

         "High-LTV Investor Guidelines" shall mean, collectively, those guidelines promulgated by Approved Investors with respect to "high-LTV" Mortgage Loans attached as Exhibit K hereto, as any of such guidelines may be amended from time to time with the prior written consent of the Lender, which consent shall not be unreasonably withheld.

         "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including; without limitation, all obligations for money borrowed and Capitalized Lease Obligations, all amounts for which such Person may be obligated under gestation or other repurchase facilities, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

         "Lender" shall have the meaning given such term in the introductory paragraph hereof.

         "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (other than a true lease notice filing).

         "Loan" shall have the meaning given such term in Paragraph 1(a)(1) above.

         "Loan Request" shall mean a request for a Loan conveyed to the Lender from a duly authorized officer of the Company, with such request to be confirmed in writing upon the request of the Lender.

         "Maturity Date" shall mean the earlier of: (a) ____________, 1999 [364 DAYS FROM CLOSING] as such date may be extended annually until __________ 2001 from time to time in writing by the Lender, in its sole discretion (provided, however, that such date shall not be extended for another one-year term in __________ 1999 unless either (i) the price per share of the Company's common stock as of December 31, 1998 is equal to or greater than $2.75, or (ii) the Company's pre-tax net income (as determined in accordance with GAAP) as of December 31, 1998 is equal to or greater than $2,000,000), and (b) the date the Lender terminates its obligation to make further Loans hereunder pursuant to Paragraph 8 above.

         "Mortgage-Backed Security" shall mean (a) any security (including, without limitation, a participation certificate) that represents an interest in a pool of mortgages, deeds of trusts or other instruments creating a Lien on Property which is improved by a completed one-to-four unit single family residence, including but not limited to a condominium, planned unit development or townhouse.

         "Mortgage Loan" shall mean a residential real estate secured loan, including, without limitation: (a) a promissory note, any reformation thereof and related deed of trust (or mortgage) and security agreement; (b) all guaranties and insurance policies, including, without limitation, all mortgage and title insurance policies and all fire and extended coverage insurance policies and rights of the Company to return premiums or payments with respect thereto; and (c) all right, title and interest of the Company in the Property covered by said deed of trust (or mortgage).

         "Multiemployer Plan" shall mean, as to the Company or any of its ERISA Affiliates, a Plan of such Person which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Note" shall mean have the meaning given such term in Paragraph 2(c) hereof.

         "Obligations" shall mean any and all debts, obligations and liabilities of the Company to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Credit Documents.

         "Obligor" shall mean the Person or Persons obligated to pay the Indebtedness which is the subject of a Mortgage Loan.

         "Participant" shall have the meaning given such term in Paragraph 9(h) above.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

         "Permitted Secured Debt" shall mean that Indebtedness which is the subject of a Lien and described as "Permitted Secured Debt" on Exhibit H attached hereto.

         "Permitted Unsecured Debt" shall mean that Indebtedness described as "Permitted Unsecured Debt" on Exhibit H attached hereto.

         "Person" shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization or Governmental Authority.

         "Plan" shall mean, with respect to the Company or any of its ERISA Affiliates, any pension plan that is covered by Title IV of ERISA and in respect of which such Person or a Commonly Controlled Entity of such Person is an "employer" as defined in Section 3(5) of ERISA.

         "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "Prime Rate" shall mean a rate per annum equal to the rate announced from time to time by the Lender to be its "Prime Rate" as such "Prime Rate" may change from time to time, said changes to occur on the first date the "Prime Rate" changes; it being understood that the "Prime Rate" is the rate announced by the Lender from time to time as its "Prime Rate" and is not necessarily the lowest interest rate charged by the Lender to its customers.

         "Proceeds" shall mean whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

         "Property" shall mean the real property, including the improvements thereon, and the personal property (tangible and intangible) which are encumbered pursuant to a Mortgage Loan.

         "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

         "Required Documents" shall mean for any Mortgage Loan those items described on Exhibit I attached hereto.

         "Requirements of Law" shall mean, as to any Person, the Articles or Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Security Agreement" shall have the meaning given such term in Paragraph 3(a) above, as the same may be amended, extended or replaced from time to time.

         "Settlement Account" shall mean Account No. _________________ maintained in the name of the Lender at the Contact Office.

         "Single Employer Plan" shall mean, as to the Company or any of its ERISA Affiliates, any Plan of such Person which is not a Multiemployer Plan.

         "Statement Date" shall mean ____________________, 19__ [DATE OF LAST AUDITED FINANCIALS OF GUARANTOR].

         "Subsidiary" shall mean any corporation, partnership or joint venture more than fifty percent (50%) of the stock or other ownership interest of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of such corporation, partnership or joint venture (irrespective of whether or not at the time stock of any other class or classes of such corporation, partnership or joint venture shall have or might have voting power by reason of the happening of any contingency) shall, at the time as of which any determination is being made, be owned, either directly or through Subsidiaries.

         "Take-Out Commitment" with respect to any Mortgage Loan shall mean a bona fide current, unused and unexpired whole loan commitment or forward sale Mortgage-Backed Security commitment issued in favor of and held by the Company made by an Approved Investor, under which said Approved Investor agrees, prior to the expiration thereof, upon the satisfaction of certain terms and conditions therein, to purchase such Mortgage Loan or related Mortgage-Backed Security at a Take-Out Price, which commitment is not subject to any term or condition which is not customary in commitments of like nature or which, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof.

         "Take-Out Price" with respect to any Mortgage Loan shall mean the specified price to be paid for such Mortgage Loan under the applicable Take-Out Commitment or Buy/Sell Agreement covering said Mortgage Loan, as such price may be set forth in such Take-Out Commitment or calculated according to the formula set forth in such Buy/Sell Agreement.

         "Total Liabilities" shall mean total liabilities of the Guarantor and its consolidated Subsidiaries reflected on its balance sheet in accordance with GAAP.

         "Unit Collateral Value" shall mean:

                  (i) with respect to each Eligible Mortgage Loan (other than an Eligible High-LTV Mortgage Loan) included in the Borrowing Base, one hundred percent (100%) of the lesser of: (A) the original principal balance thereof, and (B) the Fair Market Value thereof.

                  (ii) with respect to each Eligible High-LTV Mortgage Loan included in the Borrowing Base, ninety-eight percent (98%) of the original principal balance thereof.

         "Warehouse Related MBS" shall have the meaning given such term in the Security Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         WESTMARK MORTGAGE CORPORATION,
         [CORPORATE SEAL]                a California corporation

ATTEST:
By________________________               By_________________________________
Name______________________               Name_______________________________
Title_____________________               Title______________________________



                                         FIRST UNION NATIONAL BANK, a national
                                         banking association


                                         By_________________________________
                                         Name_______________________________
                                         Title______________________________



                                         WESTMARK GROUP HOLDINGS, INC., a
         [CORPORATE SEAL]                Delaware corporation, as Guarantor

ATTEST:

By________________________               By_________________________________
Name______________________               Name_______________________________
Title_____________________               Title______________________________

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------



Schedule I        Schedule of Addresses

Schedule II       Shareholders of Company

Schedule III      Approved Investors

Exhibit A         Form of Promissory Note

Exhibit B         Form of Security Agreement

Exhibit C         Form of Guaranty

Exhibit D         Form of Legal Opinion of Counsel for the Company and the Guarantor

Exhibit E         Litigation Schedule

Exhibit F         Schedule of Additional Required Documents

Exhibit G         Form of Covenant Compliance Certificate

Exhibit H         Schedule of Permitted Other Debt (Including Permitted Secured Debt)

Exhibit I         Schedule of Required Documents

Exhibit J         Form of Wet Funding Mortgage Loan Transmittal Form

Exhibit K         High-LTV Investor Guidelines

Exhibit L         Borrowing Base Schedule

                                   SCHEDULE I
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                       DATED AS OF _________________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

                              Schedule of Addresses
                              ---------------------


BORROWER:

Westmark Mortgage Corporation
355 N.E. 5th Avenue, Suite 4
Delray Beach, Florida  33483
Attention:  Mr. Payton Story, President
Facsimile: (561) 279-1821



BANK:

First Union National Bank
One First Union Center, TW-06
301 South College Street
Charlotte, North Carolina  28288
Attention:  Mr. Evan Peverley
Facsimile: (704) 383-8121


GUARANTOR:

Westmark Group Holdings, Inc.
355 N.E. 5th Avenue, Suite
Delray Beach, Florida  33483
Attention:  Mr. Mark Schaftlein, CEO
Facsimile: (561) 279-1801

                                   SCHEDULE II
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                       DATED AS OF ________________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

                             Shareholders of Company
                             -----------------------

COMMON VOTING STOCK

Shareholder                                                   Number of Shares
-----------                                                   ----------------

Westmark Group Holdings, Inc.                                       727

TOTAL NUMBER OF SHARES                                              727


PREFERRED STOCK

Shareholder                                                   Number of Shares
-----------                                                   ----------------

N/A                                                                 None

TOTAL NUMBER OF SHARES                                              None

                                  SCHEDULE III
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                        DATED AS OF _______________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

                               Approved Investors
                               ------------------

GE Capital Mortgage Services
GreenTree Mortgage Services
Household Bank, F.S.B.
Master Financial, Inc.
MCA Mortgage Corporation
The Money Store

                                    EXHIBIT A
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                        DATED AS OF _______________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

                             Form of Promissory Note
                             -----------------------

                                    EXHIBIT B
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                        DATED AS OF _______________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

                           Form of Security Agreement
                           --------------------------

                                    EXHIBIT C
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                       DATED AS OF ________________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

                                Form of Guaranty
                                ----------------

                                    EXHIBIT D
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                        DATED AS OF ______________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

                        Form of Legal Opinion of Counsel
                            for Company and Guarantor
                            -------------------------

                                    EXHIBIT E
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF _____________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

                               Litigation Schedule
                               -------------------


                              [Company to provide]

                                    EXHIBIT F
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF _____________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

                    Schedule of Additional Required Documents
                    -----------------------------------------


         1. The original executed mortgage or deed of trust relating to the Mortgage Loan;

         2. A casualty insurance policy on the property subject to the Mortgage Loan covering fire, hazard and extended coverage, and if applicable, flood and earthquake insurance, all in amounts not less than the principal amount of the promissory note relating to the Mortgage Loan (or the maximum amount issuable for flood insurance) which insurance has been endorsed to provide for payment thereof to the Company, as mortgagee, together with written notice to the mortgagor of the fact, if true, that mortgagor's property lies within a flood zone;

         3. Disclosure statements complying with Regulation Z ("Truth in Lending") of the Board of Governors of the Federal Reserve System;

         4. Equal Credit Opportunity Act notice and additional disclosure;

         5. An appraisal of the Property covered by the Mortgage Loan by an appraiser acceptable to the Lender in its sole and absolute discretion, which appraisal shall be in form and content satisfactory to the Lender;

         6. Written statement signed by the attorney, title company or closing agent responsible for supervising the closing of the Mortgage Loan that such person or entity closed the Mortgage Loan in accordance with any closing instructions received by such person or entity;

         7. Evidence of hazard insurance in the form of a copy of the hazard insurance policy or hazard insurance certificate indicating coverage greater than or equal to the face amount of the Mortgage Loan;

         8. An original mortgagee title insurance policy (or "marked-up" interim title insurance binder with policy to follow not later than ninety (90) days after the date of the Mortgage Loan) issued by a nationally recognized title insurance company acceptable to the Lender, together with any attachments and customary endorsements thereto, which insures that the mortgage or deed of trust securing the promissory note relating to the Mortgage Loan is a valid and enforceable first or second lien on the Property covered by the mortgage Loan with no prior liens or encumbrances other than as permitted hereunder;

         9. If a Take-Out Commitment does not exist, a true copy of the applicable original Buy/Sell Agreement between the Company and an Approved Investor pursuant to which such

Mortgage Loan will be purchased, which is executed by the Company and the Approved Investor and which is in full force and effect; and

         10. Such other documents as the Lender may reasonably request from time to time, including without limitation credit information relating to the Obligor on such Mortgage Loan.

                                    EXHIBIT G
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF _____________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK


                     Form of Covenant Compliance Certificate
                     ---------------------------------------



TO:      First Union National Bank

         This is the Covenant Compliance Certificate referred to in Section 6(a)(2) of the Mortgage Loan Warehousing Agreement dated as of ____________, 1998, by and between the Company and the Lender (the "Agreement," with capitalized terms not otherwise defined herein having the same meanings assigned such terms in the Agreement). Attached hereto are the consolidated and consolidating financial statements of the undersigned as of ______________ __, 19__ prepared by the undersigned. This Covenant Compliance Certificate and the attached consolidated and consolidating financial statements are furnished for the purpose of procuring credit, and shall be substituted for the Covenant Compliance Certificate and attached financial statements last submitted to the Lender by the Company pursuant to Section 6(a)(2) of the Agreement.

         I hereby certify that (i) I have carefully read the attached financial statements, (ii) the attached financial statements are complete, true and correct statements to the best of my knowledge and belief, (iii) the attached financial statements were prepared in conformity with GAAP, as applied on a basis consistent with that of the preceding statements submitted to Lender as of the end of the previous reporting period, and (iv) the attached financial statements fairly present the financial position of the undersigned and its consolidated Subsidiaries (including, without limitation, the Company) and the results of its operations as of _________________, 19___ and for the period then ended.

         I also hereby certify that, as of the date hereof, (i) each and every covenant of the Company contained in the Agreement has been performed and observed (except for covenants made in connection with Mortgage Loans, it being the intention of the parties to the Agreement that the violation or breach of any such covenant in respect of any Mortgage Loan regarding the qualification of such Mortgage Loan as an "Eligible Mortgage Loan" under the Agreement shall not constitute an Event of Default, provided that the Company is and continues to be in compliance with the provisions of Section 2(f) of the Agreement), and (ii) no Event of Default or Potential Default has occurred under the Agreement.

         Attached are calculations of the financial ratios set forth in Sections 7(i), 7(j) and 7(k) of the Agreement all as of the date hereof, which calculations are hereby certified to be complete, true and correct calculations of the financial ratios contained in such sections.

         Certified on behalf of the undersigned this ____ day of ______________, 19__.

                                            WESTMARK GROUP HOLDINGS, INC.

                                            By:_________________________________
                                            Name:_______________________________
                                            Title: Chief Executive Officer

                          WESTMARK GROUP HOLDINGS, INC.
                        Covenant Compliance Calculations

                     Made as of ____________________, 19___


Section         Covenant                       Required              Actual

7.1(i)   Maximum Leverage Ratio            (i) 3/31/98 through
                                           9/29/98: 40.0:1.0
                                           (ii) thereafter:
                                           15.0:1.0                  ____: 1.0

7.1(j)   Minimum Book Net Worth            (i) 3/31/98 through
                                           9/29/98: $500,000
                                           (ii) thereafter:
                                           $1,000,000                $_______

7.1(k)   Minimum Current Ratio             (i) 3/31/98 through
                                           9/29/98: 0.70:1.0
                                           (ii) thereafter:
                                           0.85:1.0                  ____: 1.0


Calculations:

         Leverage Ratio:

                  Total Liabilities/Divided/Adjusted Tangible Net Worth


         Adjusted Tangible Net Worth:

                  Total assets - Total Liabilities - (intangible assets + receivables from officers, directors and shareholders)


         Book Net Worth:

                  Total assets - Total Liabilities


         Current Ratio:

                  Total current assets/Divided/total current liabilities

                                    EXHIBIT H
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF ____________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

         Schedule of Permitted Secured Debt and Permitted Unsecured Debt
         ---------------------------------------------------------------



Permitted Secured Debt:



         Capitalized Lease Obligations.

         Mortgage warehousing credit facilities extended to the Company from time to time; provided, however, that the aggregate amount outstanding under such facilities shall at no time exceed $2,000,000.




Permitted Unsecured Debt:

         Those liabilities of the Company arising from settlements and judgments shown in the columns "WMC Stl Bal" and "WMC Note Bal" on the schedule attached to this Exhibit H and in existence on the date of this Agreement.

                                    EXHIBIT I
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                        DATED AS OF _______________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

                         Schedule of Required Documents
                         ------------------------------

         1. An original written Loan Request, signed by an officer of the Company who is authorized to make such request;

         2. An original fully completed Delivery Certificate (as defined in the Security Agreement);

         3. The original executed promissory note relating to the Mortgage Loan (properly endorsed or assigned to the Company if purchased by the Company), which promissory note shall be duly endorsed in blank and assigned in blank without recourse by the Company;

         4. A copy of the original executed mortgage or deed of trust relating to the Mortgage Loan, certified by the Company, or the title company or closing attorney which closed the Mortgage Loan, to be a true copy of such original mortgage or deed of trust;

         5. An original executed and recordable but unrecorded assignment of the mortgage or deed of trust relating to the Mortgage Loan (unless the Lender determines that under applicable State law the assignment should be recorded in order to adequately protect its interest, in which case the assignment shall be recorded by the Company and a certified true copy thereof shall be provided to the Lender), together with the original or a duly certified copy of a proper assignment or assignments of the mortgage or deed of trust from the original holder through any subsequent transferees to the Company, duly recorded if local requirements in the jurisdiction in which the Property is located required the recordation of such assignment or assignments;

         6. If a Take-Out Commitment exists:

         a. A true copy of the original Take-Out Commitment, certified by the Company, which is in full force and effect, from an Approved Investor or, if a copy of the Take-Out Commitment is not available, a certificate of the Company that a verbal Take-Out Commitment exists, such certificate to include all relevant details thereof; and

         b. An original assignment of the Take-Out Commitment, substantially in the form supplied by the Lender, executed by an authorized officer of the Company;

         7. A certified copy of the closing settlement statement (HUD-1); and

         8. Satisfactory evidence of compliance with the requirements of such other laws as may, from time to time, become applicable to the Mortgage Loan.

                                    EXHIBIT J
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                        DATED AS OF _______________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

               Form of Wet Funding Mortgage Loan Transmittal Form
               --------------------------------------------------

                         MORTGAGE LOAN TRANSMITTAL FORM
                          WESTMARK MORTGAGE CORPORATION


Date Loan Requested under Credit Agreement:_____________________________________
Mortgage Loan Number:___________________________________________________________
Mortgagor's Name:_______________________________________________________________

Date of Mortgage Note:__________________________________________________________
Note Amount:___________                     Note Interest Rate:_________________
Check number:__________                     Mortgage Type:______________________
   (if applicable)

Net Loan Value:________                     Payment Type:     FRM, ARM, OTHER

Advance %:                                  Mortgage Term:    30, 15, 5, 10
          _____________

Check Applicable Box:


         This is the post-closing transmittal, therefore, the following documents checked are enclosed pursuant to the Credit Agreement:

         1.       Original Mortgage Note Endorsed in Blank              ________
         2.       Original Assignment of Mortgage in Recordable Form    ________
         3.       Certified Copy of HUD-1 Settlement Statement          ________
         4.       Certified Copy of Original Mortgage                   ________

Loan Request:     $______________

Wire Advance proceeds to:_______________________________________________________
_____________________________________________________ Account No._______________
Bank Routing No._____________________________________ Contact Person:___________
Telephone No.____________________________

Investor Name:__________________________________________________________________
Investor Commitment Price:______________________________________________________
Commitment Number:______________________________________________________________

Commitment Amount:______________________________________________________________
Expiration Date:________________________________________________________________

Borrower hereby pledges and affirms to the Bank pursuant to the terms of the Agreement a first lien security interest in the loan(s) listed above, and in all related documents and writings pertaining thereto, and all proceeds thereof which security interest shall secure all past, present and future obligations of Borrower to Bank under the Agreement. Borrower holds all documents relating to such loan(s) in trust for the benefit of and subject to the security interest of Bank.


                                               _________________________________
                                                       (Authorized Signature)
                                               Name:____________________________
                                                               Print
                                               Title:___________________________


________________________________________________________________________________
                                  BANK USE ONLY

__________                 ___________
   CH                          AA

__________                 ___________
   I                           PD

                                    EXHIBIT K
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF _____________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

                          High-LTV Investor Guidelines
                          ----------------------------

                                    EXHIBIT L
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF _____________, 1998
                BY AND BETWEEN WESTMARK MORTGAGE CORPORATION AND
                            FIRST UNION NATIONAL BANK

                         Form of Borrowing Base Schedule
                         -------------------------------



         This Borrowing Base Schedule is furnished pursuant to the Mortgage Loan Warehousing Agreement dated as of _____________, 1998, as amended from time to time, among the Company and the Lender (the "Agreement"). Unless otherwise defined herein, the terms used in this Borrowing Base Schedule have the meanings ascribed thereto in the Agreement.

A.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans
         in Borrowing Base as of previous
         Borrowing Base Schedule delivered
         by the Company                                                                              $_____________

B.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans
         submitted for inclusion in Borrowing
         Base since previous Borrowing Base
         Schedule delivered by the Company                                                            $____________

C.       Sum of (A plus B)                                                                            $____________

D.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans
         previously released by the Lender for
         which the full purchase price has been
         received by the Lender since previous
         Borrowing Base Schedule delivered by the
         Company                                                                                      $____________

E.       Amount by which Aggregate Unit Collateral
         Values of Eligible Mortgage Loans
         withdrawn from the possession of the
         Lender under a trust receipt and not
         returned to the Lender exceeds $250,000                                                      $____________

F.       Aggregate Unit Collateral Values of Eligible
         Mortgage Loans withdrawn from the






         possession of the Lender under a trust
         receipt more than 10 days prior to the date
         of this schedule and not returned to
         the Lender                                                                                   $____________

G.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans withdrawn from
         the possession of the Lender and shipped
         to an investor for purchase or to a
         custodian for pool formation more than
         30 days prior to the date of this schedule
         and not returned to the Lender or for which
         the full purchase price has not been
         received by the Lender                                                                       $____________

H.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans submitted
         for inclusion in the Borrowing Base more
         than 120 days in the case of Eligible
         Mortgage Loans which are not Eligible
         High-LTV Mortgage Loans (or more than
         45 days in the case of Eligible High-LTV
         Mortgage Loans) prior to the date of this
         schedule                                                                                     $____________

I.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans which are
         more than 30 days past due the payment
         due date set forth therein                                                                   $____________

J.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans the
         Required Documents for which have not
         been delivered to the Lender within
         seven (7) Business Days after the
         submission of such Eligible Mortgage
         Loans for inclusion in the
         Borrowing Base                                                                               $____________

K.       Amount by which Aggregate Unit Collateral
         Values of Eligible Mortgage Loans
         for which the Required Documents are not delivered upon, but within seven (7)
         Business Days following, the submission
         of such Eligible Mortgage Loans
         for inclusion in the Borrowing Base


         exceeds twenty-five percent (25%) of
         the Credit Limit                                                                              $___________

L.       Amount by which Aggregate Unit Collateral
         Values of Eligible High-LTV Mortgage
         Loans exceeds $1,000,000                                                                      $___________

M.       Amount by which Aggregate Unit Collateral
         Values of Eligible Mortgage Loans with
         original principal balances over $350,000
         exceeds ten percent (10%) of the Credit Limit                                                 $___________

N.       Sum of (D plus E plus F plus G plus H
         plus I plus J plus K plus L plus M)                                                           $___________

O.       Adjusted Collateral Value of the
         Borrowing Base (C minus N)                                                                    $___________

P.       Aggregate principal amount of
         Loans outstanding                                                                             $___________

Q.       Borrowing Base availability (O
         minus P; must equal or exceed zero)                                                           $___________

         The undersigned hereby certifies that, as of the date hereof:

(1)      I am the duly elected _______________ of the Company;

(2) The above schedule accurately states the Collateral Value of the Borrowing Base and the aggregate principal amount of Loans outstanding;

(3) All Mortgage Loans included in the Borrowing Base as Eligible Mortgage Loans comply in all respects with the requirements of the definition of such term; and

(4) I have no knowledge of the existence of any condition or event which constitutes an Event of Default under the Agreement.

Certified on behalf of the undersigned this _____ day of _________, 19___.

                                            WESTMARK MORTGAGE CORPORATION

                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________